Exhibit 99.1

News Release Republic First Bancorp, Inc. October 21, 2010

REPUBLIC FIRST BANCORP, INC. REPORTS PROFIT FOR THIRD QUARTER 2010

Philadelphia, PA, October 21, 2010 (PR Newswire) – Republic First Bancorp, Inc. (NASDAQ: FRBK), the holding company for Republic Bank, today announced its financial results for the period ended September 30, 2010.

During the third quarter of 2010, the Company recorded net income of $68,000, or $0.00 per share, compared to a net loss of $7.1 million, or $0.60 per share, for the second quarter of 2010 and net income of $ 185,000, or $0.02 per share, for the third quarter of 2009.

“We are encouraged by the signs of stabilization in asset quality within our loan portfolio,” said Harry D. Madonna, the Company’s Chairman and Chief Executive Officer.  “Non-performing loans decreased by 7% during the current quarter and we believe that our strategy to reduce non-performing assets will continue to demonstrate progress in the near term.”

During the third quarter of 2010, the Company completed the process of rebranding to the name Republic Bank.  “We are very pleased with the progress we’ve made with the deployment of our new retail focused strategy,” said Madonna. “Every day we are turning Customers into Fans and continuing to prove that the Power of Red is back.”

Highlights

➢	Non-performing loans decreased by $3.5 million, or 7%, to $48.3 million at September 30, 2010 compared to $51.8 million at June 30, 2010.

➢	Successfully opened a new store in Haddonfield, New Jersey during the third quarter of 2010 which is already exceeding deposit growth expectations.

➢	The Company continues to strengthen its balance sheet and focus on low cost core deposit growth.

➢	Core deposits increased by $54.8 million, or 8%, during the twelve month period ended September 30, 2010.

➢
The net interest margin increased to 3.75% for the third quarter of 2010 compared to 3.42% for the second quarter of 2010 and 3.13% for the third quarter of 2009. The cost of funds decreased to 1.13% for the third quarter of 2010 compared to 1.24% for the second quarter of 2010 and 1.83% for the third quarter of 2009.

➢	Capital levels remain strong with a Total Risk-Based Capital ratio of 14.58% and a Tier I Leverage Ratio of 10.96% at September 30, 2010.

➢	With the addition of new talent, products, and services the Company continues to strengthen itself for competitive growth and performance.

Income Statement

The Company reported net income of $68,000, or $0.00 per share, for the three months ended September 30, 2010, compared to a net loss of $7.1 million, or $0.60 per share, for the three months ended June 30, 2010 and net income of $185,000, or $0.02 per share, for the three months ended September 30, 2009.

Net interest income increased to $7.9 million for the third quarter of 2010 compared to $7.5 million for the second quarter of 2010 and $6.8 million for the third quarter of 2009 primarily due to a reduction in the cost of funds. The net interest margin increased to 3.75% for the third quarter of 2010 compared to 3.42% for the second quarter of 2010 and 3.13% for the third quarter of 2009. The Company continues to make progress in the growth of low cost core deposits.

Balance Sheet

The major components of the balance sheet are as follows (dollars in thousands):

Description	September 30, 2010	September 30, 2009	% Change	June 30, 2010	% Change

Total assets	$946,657	$952,451	(1%)	$934,303	1%

Total loans (net)	625,071	697,073	(10%)	658,812	(5%)

Total deposits	825,134	823,638	0%	805,211	2%

Total core deposits *	705,659	650,823	8%	681,765	4%

*  Core deposits represent total deposits less public and brokered certificates of deposit

Net loans decreased to $625.1 million as of September 30, 2010, as the Company continues to reduce exposure in the commercial real estate loan portfolio.  Core deposits grew by 8% to $705.7 million as of September 30, 2010 compared to $650.8 million at September 30, 2009 primarily as a result of the retail-focused model that the Company has initiated.

Liquidity remained strong as the Company continues to decrease its dependence on outside borrowings, while increasing cash and investment securities balances by $56.2 million as of September 30, 2010 when compared to September 30, 2009. These changes are attributable to the strong growth in core deposits over that period of time.

Core Deposits

Core deposits by type of account are as follows (dollars in thousands):

Description	September 30, 2010	September 30, 2009	% Change	June 30, 2010	% Change	3rd Qtr 2010 Cost of Funds

Demand noninterest-bearing	$111,908	$92,017	22%	$117,169	(4%)	0.00%

Demand interest-bearing	62,536	47,418	32%	64,636	(3%)	0.79%

Money market and savings	335,046	303,111	11%	311,790	7%	1.06%

Certificates of deposit	196,169	208,277	(6%)	188,170	4%	1.86%

Total core deposits	$705,659	$650,823	8%	$681,765	4%	1.09%

Core deposits, which exclude all public and brokered certificates of deposit, increased to $705.7 million at September 30, 2010, an increase of $54.8 million, or 8%, from September 30, 2009.  We believe core deposits are the appropriate measure of deposits gathered through our store network.

Lending

Loans by type of customer are as follows (dollars in thousands):

Description	September 30, 2010	% of Total	September 30, 2009	% of Total	June 30, 2010	% of Total

Commercial	$79,118	13%	$85,881	12%	$92,500	14%
Owner-occupied	72,723	11%	78,527	11%	84,507	13%
Total commercial	151,841	24%	164,408	23%	177,007	27%

Consumer & residential	22,070	3%	20,586	3%	21,756	3%

Commercial real estate	462,049	73%	524,723	74%	470,325	70%

Total loans	$635,960	100%	$709,717	100%	$669,088	100%

We continue to thoroughly review the underlying collateral values and guarantees behind the loan portfolio and assess the adequacy of the loan loss reserve as a result of such reviews.

Asset Quality

The Company’s asset quality ratios are highlighted below:

Ratio	September 30, 2010	September 30, 2009	June 30, 2010

Nonperforming assets/total assets	6.23%	3.09%	6.69%

Net loan charge-offs/average total loans	0.05%	1.92%	8.38%

Allowance for loan losses/gross loans	1.71%	1.78%	1.54%

Allowance for loan losses/non-performing loans	23%	68%	20%

Nonperforming assets/capital and reserves	58%	34%	63%

Non-performing assets were $59.0 million, or 6.23% of total assets, as of September 30, 2010 compared to $62.5 million, or 6.69%, of total assets at June 30, 2010 and $29.4 million, or 3.09%, of total assets at September 30, 2009. The Company recorded a provision for loan losses of $700,000 during the three months ended September 30, 2010, compared to a provision of $10.8 million for the three months ended June 30, 2010 and $150,000 for the three months ended September 30, 2009. The allowance for loan losses as a percentage of total loans was 1.71% as of September 30, 2010, compared to 1.54% as of June 30, 2010 and 1.78%  as of September 30, 2009.

Capital

The Company’s capital regulatory ratios at September 30, 2010 were as follows:

	Republic First Bancorp, Inc.	Regulatory Guidelines “Well Capitalized”

Leverage Ratio	10.96%	5.00%

Tier 1 Risk Based Capital	13.33%	6.00%

Total Risk Based Capital	14.58%	10.00%

Total shareholders’ equity was $90.2 million at September 30, 2010 which represented a book value per share of $3.47, based on common shares outstanding of approximately 26.0 million.

The Company, along with its banking subsidiary, continue to maintain strong capital ratios and are considered well capitalized under the regulatory guidelines as required by federal banking agencies.

About Republic Bank

Republic Bank is a full-service, state-chartered commercial bank, whose deposits are insured up to the applicable limits by the Federal Deposit Insurance Corporation (FDIC). The Bank provides diversified financial products through its thirteen offices located in Abington, Ardmore, Bala Cynwyd, Plymouth Meeting, Media and Philadelphia, Pennsylvania and Voorhees and Haddonfield, New Jersey.

Forward Looking Statements

The Company may from time to time make written or oral “forward-looking statements”, including statements contained in this release and in the Company's filings with the Securities and Exchange Commission.  The forward-looking statements contained herein are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements.  For example, risks and uncertainties can arise with changes in: general economic conditions, including their impact on capital expenditures; new service and product offerings by competitors and price pressures; and similar items.  You should carefully review the risk factors described in the Form 10-Q for the quarter ended March 31, 2010 and other documents the Company files from time to time with the Securities and Exchange Commission. The words “may”, “believes,” “expect,” “estimate,” “project,” “anticipate,” “should,” “intend,” “probability,” “risk,” “target,” “objective,” and similar expressions or variations on such expressions are intended to identify forward-looking statements.  All such statements are made in good faith by the Company pursuant to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company, except as may be required by applicable law or regulations.

Source:

Republic First Bancorp, Inc.

Contact:

Frank A. Cavallaro, CFO
(215) 735-4422

Republic First Bancorp, Inc.
Selected Consolidated Financial Data
(Unaudited)

	Three months ended					Nine months ended
			%		%			%
(dollars in thousands, except per share amounts)	9/30/10	6/30/10	Change	9/30/09	Change	9/30/10	9/30/09	Change

Income Statement Data:
Net interest income	$7,921	$7,511	5%	$6,805	16%	$22,841	$20,455	12%
Provision for loan losses	700	10,750	(93%)	150	367%	16,950	13,200	28%
Non-interest income	521	254	105%	250	(108%)	1,250	1,284	(3%)
Total revenues	8,442	7,765	9%	7,055	20%	24,091	21,739	11%
Non-interest expenses	7,718	7,953	(3%)	6,700	15%	24,076	22,404	7%
Provision (benefit) for income taxes	(44)	(3,883)	(99%)	20	320%	(6,086)	(4,855)	(25%)
Net income (loss)	68	(7,055)	(101%)	185	63%	(10,849)	(9,010)	(20%)

Per Common Share Data:
Net income (loss): Basic	$-	$(0.60)	(100%)	$0.02	100%	$(0.67)	$(0.85)	21%
Net income (loss): Diluted	-	(0.60)	(100%)	0.02	100%	(0.67)	(0.85)	21%
Book Value	$3.47	$3.47		$6.82		$3.47	$6.82
Weighted average shares outstanding:
Basic	25,871	11,707		10,666		16,109	10,651
Diluted	25,871	11,707		10,666		16,109	10,651

Balance Sheet Data:
Total assets	$946,657	$934,303	1%			$946,657	$952,451	(1%)
Loans (net)	625,071	658,812	(5%)			625,071	697,073	(10%)
Allowance for loan losses	10,889	10,276	6%			10,889	12,644	(14%)
Investment securities	156,544	180,489	(13%)			156,544	109,104	43%
Total deposits	825,134	805,211	2%			825,134	823,638	0%
Core deposits*	705,659	681,765	4%			705,659	650,823	8%
Public and brokered certificates of deposit	119,475	123,446	(3%)			119,475	172,815	(31%)
Other borrowed money	-	9,149	(100%)			-	25,000	(100%)
Subordinated debt	22,476	22,476	-			22,476	22,476	-
Stockholders' equity	90,161	88,761	2%			90,161	72,783	24%

Capital:
Stockholders' equity to total assets	9.52%	9.50%				9.52%	7.64%
Leverage ratio	10.96%	10.59%				10.96%	9.72%
Risk based capital ratios:
Tier 1	13.33%	12.82%				13.33%	11.20%
Total Capital	14.58%	14.07%				14.58%	12.45%

Performance Ratios:
Cost of funds	1.13%	1.24%		1.83%		1.25%	1.96%
Deposit cost of funds	1.02%	1.10%		1.69%		1.11%	1.84%
Net interest margin	3.75%	3.42%		3.13%		3.51%	3.18%
Return on average assets	0.03%	(2.96%)		0.08%		(1.53%)	(1.31%)
Return on average total stockholders' equity	0.30%	(39.55%)		1.02%		(18.89%)	(15.95%)

Asset Quality
Net charge-offs to average loans outstanding	0.05%	8.38%				3.76%	1.60%
Nonperforming assets to total period-end assets	6.23%	6.69%				6.23%	3.09%
Allowance for loan losses to total period-end loans	1.71%	1.54%				1.71%	1.78%
Allowance for loan losses to nonperforming loans	22.53%	19.83%				22.53%	68.03%
Nonperforming assets to capital and reserves	58.36%	63.07%				58.36%	34.45%

* Core deposits equal total deposits less public and brokered certificates of deposit

Republic First Bancorp, Inc. Average Balances and Net Interest Income
(unaudited)

	For the three months ended			For the three months ended			For the three months ended
(dollars in thousands)	September 30, 2010			June 30, 2010			September 30, 2009

		Interest			Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Interest-earning assets:

Federal funds sold and other
interest-earning assets	$15,888	$4	0.10%	$23,751	$16	0.27%	$55,008	$28	0.20%
Securities	174,059	1,562	3.59%	183,421	1,602	3.49%	82,039	1,036	5.05%
Loans receivable	653,618	8,766	5.32%	679,889	8,675	5.12%	733,767	9,705	5.25%
Total interest-earning assets	843,565	10,332	4.86%	887,061	10,293	4.65%	870,814	10,769	4.91%

Other assets	78,405			69,564			58,123

Total assets	$921,970			$956,625			$928,937

Interest-bearing liabilities:

Demand non interest-bearing	$109,617			$118,223			$86,206
Demand interest-bearing	59,934	$119	0.79%	63,277	$125	0.79%	48,148	$78	0.64%
Money market & savings	314,626	839	1.06%	321,689	912	1.14%	296,642	1,366	1.83%
Time deposits	312,364	1,093	1.39%	329,699	1,239	1.51%	369,863	1,963	2.11%
Total deposits	796,541	2,051	1.02%	832,888	2,276	1.10%	800,859	3,407	1.69%

Total interest-bearing deposits	686,924	2,051	1.18%	714,665	2,276	1.28%	714,653	3,407	1.90%

Other borrowings	26,511	299	4.47%	46,507	447	3.86%	47,476	501	4.19%

Total interest-bearing liabilities	713,435	2,350	1.31%	761,172	2,723	1.43%	762,129	3,908	2.03%
Total deposits and
other borrowings	823,052	2,350	1.13%	879,395	2,723	1.24%	848,335	3,908	1.83%

Non interest-bearing liabilities	9,068			5,681			8,897
Shareholders' equity	89,850			71,549			71,705
Total liabilities and
shareholders' equity	$921,970			$956,625			$928,937

Net interest income		$7,982			$7,570			$6,861
Net interest spread			3.55%			3.22%			2.88%

Net interest margin			3.75%			3.42%			3.13%

The above tables are presented on a tax equivalent basis.

Republic First Bancorp, Inc. Average Balances and Net Interest Income
(unaudited)

	For the nine months ended			For the nine months ended
(dollars in thousands)	September 30, 2010			September 30, 2009

		Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Interest-earning assets:

Federal funds sold and other
interest-earning assets	$20,800	$40	0.26%	$30,646	$50	0.22%
Securities	183,015	4,880	3.56%	86,379	3,335	5.15%
Loans receivable	672,341	26,200	5.21%	750,550	29,558	5.27%
Total interest-earning assets	876,156	31,120	4.75%	867,575	32,943	5.08%

Other assets	73,509			55,398

Total assets	$949,665			$922,973

Interest-bearing liabilities:

Demand non interest-bearing	$117,689			$81,625
Demand interest-bearing	57,610	$326	0.76%	44,930	$218	0.65%
Money market & savings	314,751	2,801	1.19%	268,481	3,841	1.91%
Time deposits	334,109	3,743	1.50%	382,497	6,644	2.32%
Total deposits	824,159	6,870	1.11%	777,533	10,703	1.84%

Total interest-bearing deposits	706,470	6,870	1.30%	695,908	10,703	2.06%

Other borrowings	40,453	1,229	4.06%	60,816	1,618	3.56%

Total interest-bearing liabilities	746,923	8,099	1.45%	756,724	12,321	2.18%
Total deposits and
other borrowings	864,612	8,099	1.25%	838,349	12,321	1.96%

Non interest-bearing liabilities	8,258			9,106
Shareholders' equity	76,795			75,518
Total liabilities and
shareholders' equity	$949,665			$922,973

Net interest income		$23,021			$20,622
Net interest spread			3.30%			2.90%

Net interest margin			3.51%			3.18%

The above tables are presented on a tax equivalent basis.

Republic First Bancorp, Inc.
Summary of Allowance for Loan Losses and Other Related Data
(unaudited)

				Year
	Three months ended			ended	Nine months ended
(dollars in thousands)	9/30/10	6/30/10	9/30/09	12/31/09	9/30/10	9/30/09

Balance at beginning of period	$10,276	$13,725	$16,037	$8,409	$12,841	$8,409
Provisions charged to operating expense	700	10,750	150	14,200	16,950	13,200
	10,976	24,475	16,187	22,609	29,791	21,609

Recoveries on loans charged-off:
Commercial	-	113	-	-	263	-
Consumer	3	-	1	2	3	2
Total recoveries	3	113	1	2	266	2

Loans charged-off:
Commercial	(90)	(14,270)	(3,544)	(9,764)	(19,126)	(8,961)
Consumer	-	(42)	-	(6)	(42)	(6)

Total charged-off	(90)	(14,312)	(3,544)	(9,770)	(19,168)	(8,967)

Net charge-offs	(87)	(14,199)	(3,543)	(9,768)	(18,902)	(8,965)

Balance at end of period	$10,889	$10,276	$12,644	$12,841	$10,889	$12,644

Net charge-offs as a percentage of
average loans outstanding	0.05%	8.38%	1.92%	1.33%	3.76%	1.60%

Allowance for loan losses as a percentage of
period-end loans	1.71%	1.54%	1.78%	1.85%	1.71%	1.78%

Republic First Bancorp, Inc.
Summary of Non-Performing Loans and Assets
(unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands)	2010	2010	2010	2009	2009

Non-accrual loans:
Commercial real estate	$45,958	$51,213	$36,144	$25,449	$17,997
Consumer and other	574	599	582	585	588
Total non-accrual loans	46,532	51,812	36,726	26,034	18,585

Loans past due 90 days or more
and still accruing	1,795	-	-	-	-
Renegotiated loans	-	-	-	-	-

Total non-performing loans	48,327	51,812	36,726	26,034	18,585

Other real estate owned	10,647	10,647	11,044	13,611	10,847

Total non-performing assets	$58,974	$62,459	$47,770	$39,645	$29,432

Non-performing loans to total loans	7.60%	7.74%	5.41%	3.75%	2.62%

Non-performing assets to total assets	6.23%	6.69%	4.94%	3.93%	3.09%

Non-performing loan coverage	22.53%	19.83%	37.37%	49.32%	68.03%

Allowance for loan losses as a percentage
of total period-end loans	1.71%	1.54%	2.02%	1.85%	1.78%

Non-performing assets/capital plus
allowance for loan losses	58.36%	63.07%	60.54%	47.70%	34.45%